UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2010
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26966 (Commission File Number)	84-0846841 (IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado (Address of principal executive offices)	80525 (Zip Code)
Registrant’s telephone number, including area code: (970) 221-4670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 20, 2010, Advanced Energy Industries, Inc. (“Advanced Energy”) and Sharp Point Properties, LLC (“SPP”) entered into a Lease Amendment (the “Amendment”), effective as of August 19, 2010, amending the previously disclosed Lease Agreement between Advanced Energy and SPP dated May 19, 1995, as amended (the “Lease Agreement”). The Lease Agreement relates to Advanced Energy’s office and research and development facilities at 2400 Midpoint Drive, Fort Collins, Colorado. The Amendment extends the expiration of the term of the Lease Agreement from February 1, 2011 to December 31, 2015. The Amendment also provides for base rent of $35,418 per month, triple net, plus annual Consumer Price Index increases of at least 3% and no more than 6%, for the period from February 1, 2011 through December 31, 2015.
Douglas Schatz, Advanced Energy’s Chairman of the Board of Directors, holds an interest in SPP.
The foregoing is qualified in its entirety by reference to the full text of the Amendment. The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Lease Amendment, dated as of August 19, 2010, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for a building located in Fort Collins, Colorado.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Energy Industries, Inc.
Date: August 20, 2010	/s/ Thomas O. McGimpsey
Thomas O. McGimpsey
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Lease Amendment, dated as of August 19, 2010, by and between Sharp Point Properties, LLC and Advanced Energy Industries, Inc., for a building located in Fort Collins, Colorado.